HomeStreet, Inc. Reports Second Quarter 2012 Results
Net Income of $18.0 Million Driven By Record Mortgage Banking Revenue
SEATTLE – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST; the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced net income of $18.0 million, or $2.43 per diluted share, for the second quarter of 2012, compared to net income of $1.3 million, or $0.45 per share, for the second quarter of 2011.
Highlights for the second quarter of 2012 include:

•	Pre-tax income of $21.4 million increased 23% from the prior quarter driven by net gain on mortgage loan origination and sale activities, up $17.0 million, or 60%, from the prior quarter.

•
In recognition of the expected realization of the Company's net deferred tax assets, the effective income tax rate for the second quarter and the remainder of 2012 will reflect the full reversal of the valuation allowance of $7.7 million that was remaining at March 31, 2012.

•
Record single family mortgage production volume: $1.07 billion of closed loan production designated for sale, up 50% from the first quarter, and $1.23 billion of interest rate lock commitments, up 33% from the first quarter.

•
HomeStreet became the number two lender of single family mortgages by origination volume in the five-county Puget Sound area of Washington State, which includes King, Kitsap, Pierce, Snohomish and Thurston counties, as well as in Spokane and Clark counties.(1)

•	Net interest margin increased to 2.83%, up from 2.53% in the prior quarter.

•
Nonperforming assets declined to $73.7 million or 3.04% of total assets, down $33.5 million or 31% from the prior quarter. Loan delinquencies declined to $83.9 million, or 6.6% of total loans, from $150.5 million, or 11.3% of total loans, in the prior quarter.

•	Regulatory capital ratios for the Bank increased, with a Tier 1 leverage ratio of 10.1% and a total risk-based capital ratio of 17.0% at June 30, 2012.
“We made considerable progress in improving our risk profile and profitability in the second quarter,” said President and Chief Executive Officer Mark K. Mason. “We have substantially completed the integration of the mortgage lending personnel previously employed with MetLife Home Loans and they made a significant contribution to our origination volume in the quarter. We continue to see benefits from expanding our mortgage lending market share as we continue recruiting origination and support personnel, allowing us to further increase our production capacity and serve the recovering housing market. We are equally pleased with our asset quality improvement in the quarter, with meaningful reductions in classified and nonperforming assets. Going forward, our focus is on growing our community banking and traditional portfolio lending as we continue to expand our market share in current and new markets.”

(1) Combined results for HomeStreet and Windermere Mortgage Services Series LLC

Mortgage Banking
Mortgage Originations
Single family closed loan production designated for sale totaled $1.07 billion, increasing $356.4 million, or 50%, from the first quarter of 2012 and increasing $744.8 million, or 230%, from the second quarter of 2011. Single family mortgage interest rate lock commitments, net of estimated fall out, totaled $1.23 billion during the second quarter, up $307.0 million, or 33%, from the first quarter of 2012 and up $882.4 million, or 256%, from the second quarter of 2011. Mortgage origination and support personnel previously employed with MetLife Home Loans contributed approximately 32% of single family mortgage production during the quarter. The Company continues to increase its mortgage production capacity, which included increasing mortgage origination and support personnel by 14% from the prior quarter.
Net gain on mortgage loan origination and sales activities was $45.5 million, an increase of $17.0 million, or 60%, over the first quarter of 2012 and up $36.3 million, or 397%, over the second quarter of 2011. Net gain from secondary marketing activities included a $1.9 million provision for mortgage loan repurchase losses compared with $0.4 million in the first quarter of 2012, reflecting an increase in estimated repurchase losses on certain previously sold loans.
Our mortgage loan origination and sales revenue growth reflects continuing strong demand for both purchase and refinance mortgage loans in our markets, including refinances through the federal government's expanded Home Affordable Refinance Program ("HARP 2.0"), driven by low mortgage interest rates and strong secondary market profit margins that began to increase in the third quarter of 2011. HARP 2.0 refinances represented approximately 15% of loans originated in the second quarter. Overall, single family mortgage production was comprised of 35% purchases and 65% refinances in the second quarter, compared with 32% purchases and 68% refinances in the prior quarter.
Mortgage Servicing
Mortgage servicing income of $7.1 million decreased $0.8 million, or 10%, from the first quarter of 2012 and $0.6 million, or 8%, from the second quarter of 2011. The decrease from the prior quarter was primarily due to a lower overall net gain from valuation changes to mortgage servicing rights and related hedge instruments, which were $0.8 million as compared to $1.9 million in the first quarter of 2012. The total loans serviced for others portfolio increased to $8.30 billion compared with $7.77 billion at March 31, 2012.
Credit Quality
Nonperforming assets (NPAs) declined to $73.7 million, or 3.04% of total assets, as of June 30, 2012, from $107.2 million, or 4.53% of total assets, at March 31, 2012. The improvement resulted from nonaccrual loans declining to $33.1 million, or 2.62% of total loans, down from $75.6 million, or 5.66% of total loans, at March 31, 2012. Other real estate owned (OREO) increased to $40.6 million, from $31.6 million at March 31, 2012, due in part to the transfer to OREO of an $18.8 million residential construction/land development property that had been collateralized against the Company’s largest nonperforming loan, partially offset by sales of OREO. Loan delinquencies declined to $83.9 million, or 6.6% of total loans, from $150.5 million, or 11.3% of total loans, in the prior quarter.
As a consequence of the improvements noted above and the charge-off of specific reserves, the allowance for credit losses decreased by $8.3 million to $27.1 million, or 2.13% of total loans, compared to $35.4 million, or 2.64% of total loans, at March 31, 2012. A provision for credit losses of $2.0 million was recorded for the second quarter of 2012, compared with no provision recorded in the first quarter of 2012. Net charge-offs in the quarter increased to $10.3 million, up from $7.4 million in the first quarter of 2012, driven primarily by a higher level of transfers of nonaccrual loans to OREO.

Deposits
Deposits totaled $1.90 billion at June 30, 2012, down $95.9 million, or 5%, from $2.00 billion at March 31, 2012 and down $88.9 million, or 4%, from June 30, 2011. Certificates of deposit decreased $135.0 million, or 15%, from the prior quarter and $427.8 million, or 36%, from a year ago as we manage the reduction of these higher-cost deposits and replace them with lower-cost core deposits, which increased $91.5 million, or 11%, from the prior quarter and $270.3 million, or 40%, from a year ago. The improvement in the composition of deposits reflects a focused effort on attracting core deposit balances through our branch network and converting customers with maturing certificates of deposit to money market and savings accounts.
Results of Operations
Net Interest Income
Net interest income was $14.7 million, up $1.8 million, or 14%, from the first quarter of 2012 and an increase of $2.8 million, or 23%, from the second quarter of 2011. Total average interest earning assets increased modestly from prior quarter as higher mortgage production volumes resulted in a higher average balance of loans held for sale, partially offset by a decrease in cash and cash equivalents which was redeployed for loans held for sale production and purchases of investment securities. Total average interest bearing deposit balances declined as a result of declines in higher-cost certificates of deposit, partially offset by an increase in lower-cost core deposits. The net interest margin increased to 2.83% from 2.53% in the first quarter of 2012 primarily as a result of the repricing and conversion of maturing certificates of deposit.
Noninterest Income
Noninterest income was $55.5 million, up $16.4 million, or 42%, from $39.1 million in the first quarter of 2012 and up $36.9 million, or 198%, from $18.6 million in the second quarter of 2011. The increase from prior quarter was primarily due to a $17.0 million increase in net gain on mortgage loan origination and sale activities, reflecting an increase in single family mortgage loan origination and sale activity.
Noninterest Expense
Noninterest expense was $46.8 million, up $12.2 million, or 35%, from $34.7 million in the first quarter of 2012 and up $19.9 million, or 74%, from $27.0 million in the second quarter of 2011. The increase from prior quarter was primarily due to a $6.9 million increase in salary and related costs, reflecting an increase in employees and higher incentive compensation driven by elevated loan production volume as well as the accelerated recognition of $1.7 million in compensation expense due to the vesting of restricted stock awards during the quarter. Also contributing to the increase in noninterest expense was a $3.5 million increase in OREO expense, primarily driven by downward valuation adjustments in OREO.
Income Taxes
The Company's tax expense was $3.4 million for the quarter as compared to a $1.7 million benefit in the first quarter.  The Company's year-to-date income tax expense includes a benefit related to the release of the remaining valuation allowance with respect to the Company's net deferred tax assets.  The reversal of the valuation allowance was based on the Company's assessment with respect to its ability to realize deferred tax assets in the future.  The Company's effective tax rate differs from the Federal statutory tax rate of 35% due to state income taxes on income in Oregon, Hawaii and Idaho, tax exempt interest income and the reversal of the Company's valuation allowance.

Capital
Regulatory capital ratios for the Bank are as follows:

	June 30, 2012	Mar. 31, 2012	June 30, 2011	Well-capitalized ratios
Total risk-based capital (to risk-weighted assets)	17.0%	15.5%	8.7%	10.0%
Tier 1 risk-based capital (to risk-weighted assets)	15.8%	14.2%	7.4%	6.0%
Tier 1 leverage capital (to average assets)	10.1%	9.3%	4.9%	5.0%
The Bank continues to meet the capital requirements of a "well-capitalized" institution and the minimum Tier 1 leverage ratio of 9.0% required by its regulators.
Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Monday, July 30, 2012, at 10:00 a.m. PT (1:00 p.m. ET). President and CEO Mark K. Mason will discuss second quarter 2012 results and provide an update on recent activities. A question-and-answer session will follow the presentation. Shareholders, analysts and other interested parties may join the call by dialing 1-877-317-6789 shortly before 10:00 a.m. PT. A re-broadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10016042.

About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the bank holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, investment and insurance products and services in Washington, Oregon, Idaho and Hawaii. For more information, visit http://ir.homestreet.com.
Forward-Looking Statements
This report to shareholders contains forward-looking statements concerning HomeStreet, Inc. and the Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (or the negative of these terms) generally identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. For instance, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, regulatory and legislative actions that may constrain our ability to do business, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). A discussion of the factors that we know to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2011, and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2011, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Source: HomeStreet, Inc.

Contacts:	Terri Silver, Investor Relations
HomeStreet, Inc.
206-389-6303
terri.silver@homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter ended					Six months ended
(in thousands, except share data)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Income Statement Data (for the period ended):
Net interest income	$14,698	$12,905	$12,866	$11,970	$11,914	$27,602	$23,504
Provision for loan losses	2,000	—	—	1,000	2,300	2,000	2,300
Noninterest income	55,502	39,111	27,461	36,979	18,612	94,613	32,918
Noninterest expense	46,847	34,687	33,903	32,329	26,959	81,532	60,261
Net income (loss) before taxes	21,353	17,329	6,424	15,620	1,267	38,683	(6,139)
Income taxes	3,357	(1,721)	(602)	362	(17)	1,636	26
Net income (loss)	$17,996	$19,050	$7,026	$15,258	$1,284	$37,047	$(6,165)
Basic earnings per common share (1)	$2.53	$3.70	$2.60	$5.65	$0.48	$6.04	$(2.28)
Diluted earnings per common share (1)	$2.43	$3.55	$2.42	$5.31	$0.45	$5.80	$(2.23)
Weighted average common shares
Basic	7,126,060	5,146,283	2,701,749	2,701,749	2,701,749	6,136,171	2,701,749
Diluted	7,412,032	5,360,165	2,898,585	2,872,716	2,837,691	6,386,099	2,769,720
Common shares outstanding (1)	7,162,607	7,162,607	2,701,749	2,701,749	2,701,749	7,162,607	2,701,749
Shareholders’ equity per share	$29.88	$26.70	$31.98	$29.73	$21.58	$29.88	$21.58

Financial position (at period end):
Cash and cash equivalents	$75,063	$92,953	$263,302	$138,429	$108,175	$75,063	$108,175
Investment securities available for sale	415,610	446,198	329,047	339,453	315,715	415,610	315,715
Loans held for sale	412,933	290,954	150,409	226,590	121,216	412,933	121,216
Loans held for investment, net	1,235,253	1,295,471	1,300,873	1,360,219	1,392,238	1,235,253	1,392,238
Mortgage servicing rights	78,240	86,801	77,281	74,083	94,320	78,240	94,320
Other real estate owned	40,618	31,640	38,572	64,368	102,697	40,618	102,697
Total assets	2,424,947	2,367,497	2,264,957	2,316,839	2,233,505	2,424,947	2,233,505
Deposits	1,904,749	2,000,633	2,009,755	2,056,977	1,993,655	1,904,749	1,993,655
FHLB advances	65,590	57,919	57,919	67,919	77,919	65,590	77,919
Repurchase agreements	100,000	—	—	—	—	100,000	—
Shareholders’ equity	214,023	191,230	86,407	80,336	58,311	214,023	58,311

Financial position (averages):
Investment securities available for sale	$431,875	$381,129	$338,933	$272,294	$308,049	$406,502	$308,032
Loans held for investment	1,304,740	1,338,552	1,385,037	1,427,763	1,512,308	1,321,646	1,550,738
Total interest earning assets	2,142,451	2,090,180	2,078,506	2,019,243	2,037,468	2,116,315	2,091,188
Total interest bearing deposits	1,640,159	1,705,371	1,745,493	1,787,388	1,837,119	1,672,764	1,863,285
FHLB advances	79,490	57,919	59,169	72,267	85,097	68,704	122,257
Repurchase agreements	52,369	—	—	—	—	26,185	—
Total interest bearing liabilities	1,833,875	1,825,146	1,866,519	1,921,512	1,984,073	1,829,510	2,048,708
Shareholders’ equity	206,428	140,784	84,038	73,499	57,246	174,083	57,688

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter ended					Six months ended
(in thousands, except share data)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Financial performance:
Return on average common shareholders’ equity (2)	34.9%	54.1%	33.4%	83.0%	9.0%	42.6%	(21.4)%
Return on average assets	3.0%	3.3%	1.2%	2.7%	0.2%	3.2%	(0.5)%
Net interest margin (3)	2.83%	2.53%	2.50%	2.38%	2.35%	2.68%	2.26%
Efficiency ratio (4)	66.73%	66.69%	84.07%	66.05%	88.31%	66.71%	106.80%
Operating efficiency ratio (6)	58.12%	61.84%	74.78%	47.43%	69.75%	59.70%	75.93%

Credit quality:
Allowance for loan losses	$26,910	$35,204	$42,689	$53,167	$59,692	$26,910	$59,692
Allowance for loan losses/total loans	2.13%	2.64%	3.18%	3.76%	4.11%	2.13%	4.11%
Allowance for loan losses/nonaccrual loans	81.28%	46.58%	55.81%	55.91%	65.66%	81.28%	65.66%
Total classified assets	$137,165	$208,792	$188,167	$225,022	$276,476	$137,165	$276,476
Classified assets/total assets	5.66%	8.82%	8.31%	9.71%	12.38%	5.66%	12.38%
Total nonaccrual loans (5)	$33,107	$75,575	$76,484	$95,094	$90,912	$33,107	$90,912
Nonaccrual loans/total loans	2.62%	5.66%	5.69%	6.73%	6.26%	2.62%	6.26%
Other real estate owned	$40,618	$31,640	$38,572	$64,368	$102,697	$40,618	$102,697
Total nonperforming assets	$73,725	$107,215	$115,056	$159,462	$193,609	$73,725	$193,609
Nonperforming assets/total assets	3.04%	4.53%	5.08%	6.88%	8.67%	3.04%	8.67%
Net charge-offs	$10,277	$7,398	$10,586	$7,673	$4,707	$17,675	$6,807

Regulatory capital ratios for the Bank:
Tier 1 capital to total assets (leverage)	10.14%	9.29%	6.04%	5.64%	4.86%	10.14%	4.86%
Tier 1 risk-based capital	15.75%	14.18%	9.88%	8.51%	7.38%	15.75%	7.38%
Total risk-based capital	17.01%	15.45%	11.15%	9.79%	8.66%	17.01%	8.66%

(1)	Per share data shown after giving effect to the 2-for-1 forward stock split implemented on March 6, 2012 as well as the 1-for-2.5 reverse stock split implemented on July 19, 2011.

(2)	Net earnings (loss) available to common shareholders divided by average common shareholders’ equity.

(3)	Net interest income divided by total interest earning assets on a tax equivalent basis.

(4)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(5)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

(6)
We include an operating efficiency ratio which is not calculated based on accounting principles generally accepted in the United States (“GAAP”), but which we believe provides important information regarding our results of operations. Our calculation of the operating efficiency ratio is computed by dividing noninterest expense less costs related to OREO (gains (losses) on sales, valuation allowance adjustments, and maintenance and taxes) by total revenue (net interest income and noninterest income). Management uses this non-GAAP measurement as part of its assessment of performance in managing noninterest expense. We believe that costs related to OREO are more appropriately considered as credit-related costs rather than as an indication of our operating efficiency. The following table provides a reconciliation of non-GAAP to GAAP measurement.

	Quarter ended					Six months ended
	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Efficiency ratio	66.73%	66.69%	84.07%	66.05%	88.31%	66.71%	106.80%
Less impact of OREO expenses	8.61%	4.85%	9.29%	18.62%	18.56%	7.01%	30.87%
Operating efficiency ratio	58.12%	61.84%	74.78%	47.43%	69.75%	59.70%	75.93%

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Quarter ended June 30,		%	Six Months Ended June 30,		%
(in thousands, except share data)	2012	2011	Change	2012	2011	Change
Interest income:
Loans	$17,250	$17,947	(4)	$33,803	$36,615	(8)
Investment securities available for sale	2,449	1,848	33	4,688	3,706	26
Other	56	73	(23)	192	157	22
	19,755	19,868	(1)	38,683	40,478	(4)
Interest expense:
Deposits	4,198	6,538	(36)	9,077	13,579	(33)
Federal Home Loan Bank advances	535	959	(44)	1,209	2,267	(47)
Securities sold under agreements to repurchase	50	—	NM	50	—	NM
Long-term debt	271	457	(41)	736	1,128	(35)
Other	3	—	NM	9	—	NM
	5,057	7,954	(36)	11,081	16,974	(35)
Net interest income	14,698	11,914	23	27,602	23,504	17
Provision for credit losses	2,000	2,300	(13)	2,000	2,300	(13)
Net interest income after provision for credit losses	12,698	9,614	32	25,602	21,204	21
Noninterest income:
Net gain on mortgage loan origination and sales activities	45,486	9,151	397	73,997	13,936	431
Mortgage servicing income	7,091	7,713	(8)	14,964	13,561	10
Income from Windermere Mortgage Services, Inc.	1,394	503	177	2,560	478	436
Gain (loss) on debt extinguishment	(939)	—	NM	(939)	2,000	NM
Depositor and other retail banking fees	771	795	(3)	1,506	1,535	(2)
Insurance commissions	177	258	(31)	359	621	(42)
Gain on securities available for sale	911	1	NM	952	1	NM
Other	611	191	220	1,214	786	54
	55,502	18,612	198	94,613	32,918	187
Noninterest expense:
Salaries and related costs	28,224	11,700	141	49,575	23,839	108
General and administrative	6,725	4,555	48	11,997	7,997	50
Legal	724	399	81	1,159	1,303	(11)
Consulting	322	197	63	677	363	87
Federal Deposit Insurance Corporation assessments	717	1,265	(43)	1,957	3,014	(35)
Occupancy	2,092	1,700	23	3,881	3,368	15
Information services	1,994	1,477	35	3,717	2,957	26
Other real estate owned expense	6,049	5,666	7	8,569	17,420	(51)
	46,847	26,959	74	81,532	60,261	35
Income (loss) before income tax expense	21,353	1,267	1,585	38,683	(6,139)	NM
Income tax (benefit) expense	3,357	(17)	NM	1,636	26	NM
NET INCOME (LOSS)	$17,996	$1,284	1,302	$37,047	$(6,165)	NM

Basic income (loss) per share	$2.53	$0.48	427	$6.04	$(2.28)	NM
Diluted income (loss) per share	$2.43	$0.45	440	$5.80	$(2.23)	NM
Basic weighted average number of shares outstanding	7,126,060	2,701,749	164	6,136,171	2,701,749	127
Diluted weighted average number of shares outstanding	7,412,032	2,837,691	161	6,386,099	2,769,720	131

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter ended
(in thousands, except share data)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Interest income:
Loans	$17,250	$16,553	$17,433	$17,593	$17,947
Investment securities available for sale	2,449	2,238	1,792	1,422	1,848
Other	56	137	203	117	73
	19,755	18,928	19,428	19,132	19,868
Interest expense:
Deposits	4,198	4,879	5,388	5,848	6,538
Federal Home Loan Bank advances	535	675	699	855	959
Securities sold under agreements to repurchase	50	—	—	—	—
Long-term debt	271	465	459	458	457
Other	3	4	16	1	—
	5,057	6,023	6,562	7,162	7,954
Net interest income	14,698	12,905	12,866	11,970	11,914
Provision for credit losses	2,000	—	—	1,000	2,300
Net interest income after provision for credit losses	12,698	12,905	12,866	10,970	9,614
Noninterest income:
Net gain on mortgage loan origination and sales activities	45,486	28,510	18,919	15,766	9,151
Mortgage servicing income	7,091	7,873	5,963	18,532	7,713
Income from Windermere Mortgage Services, Inc.	1,394	1,166	739	902	503
Gain (loss) on debt extinguishment	(939)	—	—	—	—
Depositor and other retail banking fees	771	735	748	778	795
Insurance commissions	177	182	186	103	258
Gain on securities available for sale	911	41	459	642	1
Other	611	604	447	256	191
	55,502	39,111	27,461	36,979	18,612
Noninterest expense:
Salaries and related costs	28,224	21,351	16,462	13,217	11,700
General and administrative	6,725	5,273	6,182	4,310	4,555
Legal	724	435	1,075	983	399
Consulting	322	355	2,011	270	197
Federal Deposit Insurance Corporation assessments	717	1,240	1,256	1,264	1,265
Occupancy	2,092	1,790	1,733	1,663	1,700
Information services	1,994	1,723	1,436	1,509	1,477
Other real estate owned expense	6,049	2,520	3,748	9,113	5,666
	46,847	34,687	33,903	32,329	26,959
Income before income tax expense	21,353	17,329	6,424	15,620	1,267
Income tax (benefit) expense	3,357	(1,721)	(602)	362	(17)
NET INCOME	$17,996	$19,050	$7,026	$15,258	$1,284

Basic income per share	2.53	3.70	2.60	5.65	0.48
Diluted income per share	2.43	3.55	2.42	5.31	0.45
Basic weighted average number of shares outstanding	7,126,060	5,146,283	2,701,749	2,701,749	2,701,749
Diluted weighted average number of shares outstanding	7,412,032	5,360,165	2,898,585	2,872,716	2,837,691

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	June 30, 2012	Dec. 31, 2011	% Change
Assets:
Cash and cash equivalents (including interest-bearing instruments of $53,041 and $246,113)	$75,063	$263,302	(71)
Investment securities available for sale	415,610	329,047	26
Loans held for sale (includes $400,019 and $130,546 carried at fair value)	412,933	150,409	175
Loans held for investment (net of allowance for loan losses of $26,910 and $42,689)	1,235,253	1,300,873	(5)
Mortgage servicing rights (includes $70,585 and $70,169 carried at fair value)	78,240	77,281	1
Other real estate owned	40,618	38,572	5
Federal Home Loan Bank stock, at cost	37,027	37,027	—
Premises and equipment, net	10,226	6,569	56
Accounts receivable and other assets	119,977	61,877	94
Total assets	$2,424,947	$2,264,957	7
Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$1,904,749	$2,009,755	(5)
Federal Home Loan Bank advances	65,590	57,919	13
Securities sold under agreements to repurchase	100,000	—	NM
Accounts payable and accrued expenses	78,728	49,019	61
Long-term debt	61,857	61,857	—
Total liabilities	2,210,924	2,178,550	1
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 80,000,000
Issued and outstanding, 7,162,607 shares and 2,701,749 shares	511	511	—
Additional paid-in capital	88,637	31	NM
Retained earnings	118,793	81,746	45
Accumulated other comprehensive income	6,082	4,119	48
Total shareholders’ equity	214,023	86,407	148
Total liabilities and shareholders’ equity	$2,424,947	$2,264,957	7

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Assets:
Cash and cash equivalents	$75,063	$92,953	$263,302	$138,429	$108,175
Investment securities available for sale	415,610	446,198	329,047	339,453	315,715
Loans held for sale	412,933	290,954	150,409	226,590	121,216
Loans held for investment	1,235,253	1,295,471	1,300,873	1,360,219	1,392,238
Mortgage servicing rights	78,240	86,801	77,281	74,083	94,320
Other real estate owned	40,618	31,640	38,572	64,368	102,697
Federal Home Loan Bank stock, at cost	37,027	37,027	37,027	37,027	37,027
Premises and equipment, net	10,226	7,034	6,569	6,615	6,457
Accounts receivable and other assets	119,977	79,419	61,877	70,055	55,660
Total assets	$2,424,947	$2,367,497	$2,264,957	$2,316,839	$2,233,505
Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$1,904,749	$2,000,633	$2,009,755	$2,056,977	$1,993,655
Federal Home Loan Bank advances	65,590	57,919	57,919	67,919	77,919
Securities sold under agreements to repurchase	100,000	—	—	—	—
Accounts payable and accrued expenses	78,728	55,858	49,019	49,750	41,763
Long-term debt	61,857	61,857	61,857	61,857	61,857
Total liabilities	2,210,924	2,176,267	2,178,550	2,236,503	2,175,194
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares	—	—	—	—	—
Common stock, no par value
Authorized 80,000,000
Issued and outstanding	511	511	511	511	511
Additional paid-in capital	88,637	86,755	31	28	24
Retained earnings	118,793	100,796	81,746	74,720	59,462
Accumulated other comprehensive income (loss)	6,082	3,168	4,119	5,077	(1,686)
Total shareholders’ equity	214,023	191,230	86,407	80,336	58,311
Total liabilities and shareholders’ equity	$2,424,947	$2,367,497	$2,264,957	$2,316,839	$2,233,505

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter ended June 30,
	2012			2011
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$95,599	$52	0.22%	$121,097	$69	0.23%
Investment securities	431,875	2,856	2.65%	308,049	1,880	2.44%
Loans held for sale	310,237	2,818	3.64%	96,014	1,073	4.47%
Loans held for investment	1,304,740	14,466	4.44%	1,512,308	16,912	4.48%
Total interest-earning assets (2)	2,142,451	20,192	3.78%	2,037,468	19,934	3.92%
Noninterest-earning assets (3)	228,855			218,227
Total assets	$2,371,306			$2,255,695
Liabilities and Shareholders’ Equity:
Deposits:
Interest-bearing demand accounts	$150,709	124	0.33%	$125,007	162	0.53%
Savings accounts	83,547	92	0.44%	55,352	94	0.69%
Money market accounts	595,579	814	0.55%	434,837	806	0.75%
Certificate accounts	810,324	3,168	1.57%	1,221,923	5,476	1.82%
Deposits	1,640,159	4,198	1.03%	1,837,119	6,538	1.44%
FHLB advances	79,490	535	2.94%	85,097	959	4.53%
Securities sold under agreements to repurchase	52,369	50	0.35%	—	—	—%
Long-term debt	61,857	271	1.75%	61,857	457	2.96%
Other borrowings	—	3	—	—	—	—
Total interest-bearing liabilities (2)	1,833,875	5,057	1.11%	1,984,073	7,954	1.61%
Other noninterest-bearing liabilities	331,003			214,376
Total liabilities	2,164,878			2,198,449
Shareholders’ equity	206,428			57,246
Total liabilities and shareholders’ equity	$2,371,306			$2,255,695
Net interest income (4)		$15,135			$11,980
Net interest spread			2.67%			2.31%
Impact of noninterest-bearing sources			0.16%			0.04%
Net interest margin			2.83%			2.35%

(1)	The daily average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Average interest-earning assets and interest-bearing liabilities were computed using daily average balances.

(3)	Includes loans balances that have been foreclosed and are now reclassified to other real estate owned.

(4)
Includes taxable-equivalent adjustments, which is a non-GAAP measure, primarily related to tax-exempt income on certain loans and securities of $437 thousand for the quarter ended June 30, 2012 and $66 thousand for the quarter ended June 30, 2011, respectively. The Company's estimated marginal tax rate was 36% for the periods presented.

 HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis) (continued)

	Six months ended June 30,
	2012			2011
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$150,522	$186	0.25%	$131,147	$151	0.23%
Investment securities	406,502	5,371	2.64%	308,032	3,771	2.45%
Loans held for sale	237,645	4,432	3.73%	101,271	2,203	4.35%
Loans held for investment	1,321,646	29,443	4.46%	1,550,738	34,488	4.46%
Total interest-earning assets (2)	2,116,315	39,432	3.73%	2,091,188	40,613	3.90%
Noninterest-earning assets (3)	207,233			228,769
Total assets	$2,323,548			$2,319,957
Liabilities and Shareholders’ Equity:
Deposits:
Interest-bearing demand accounts	$144,416	239	0.33%	$123,599	318	0.52%
Savings accounts	78,635	176	0.45%	54,007	184	0.69%
Money market accounts	560,385	1,534	0.55%	427,559	1,581	0.75%
Certificate accounts	889,328	7,128	1.61%	1,258,120	11,496	1.85%
Deposits	1,672,764	9,077	1.09%	1,863,285	13,579	1.48%
FHLB advances	68,704	1,209	3.52%	122,257	2,267	3.73%
Securities sold under agreements to repurchase	26,185	50	0.38%	—	—	—%
Long-term debt	61,857	736	2.38%	63,166	1,128	3.57%
Other borrowings	—	9	—	—	—	—
Total interest-bearing liabilities (2)	1,829,510	11,081	1.22%	2,048,708	16,974	1.67%
Other noninterest-bearing liabilities	319,955			213,561
Total liabilities	2,149,465			2,262,269
Shareholders’ equity	174,083			57,688
Total liabilities and shareholders’ equity	$2,323,548			$2,319,957
Net interest income (4)		$28,351			$23,639
Net interest spread			2.52%			2.23%
Impact of noninterest-bearing sources			0.16%			0.03%
Net interest margin			2.68%			2.26%

(1)	The daily average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Average interest-earning assets and interest-bearing liabilities were computed using daily average balances.

(3)	Includes loans balances that have been foreclosed and are now reclassified to other real estate owned.

(4)
Includes taxable-equivalent adjustments, which is a non-GAAP measure, primarily related to tax-exempt income on certain loans and securities of $749 thousand for the six months ended June 30, 2012 and $135 thousand for the six months ended June 30, 2011, respectively. The Company's estimated marginal tax rate was 36% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Five Quarter Investment Securities Available for Sale

(in thousands, except for duration data)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Mortgage backed:
Residential	$48,136	$40,575	$—	$—	$12,003
Commercial	14,602	14,410	14,483	8,393	—
Municipal bonds	126,681	79,051	49,584	1,059	5,722
Collateralized mortgage obligations:
Residential	185,970	245,889	223,390	251,856	221,732
Commercial	9,165	10,019	10,070	10,174	—
Agency	—	25,007	—	—	—
US Treasury	31,056	31,247	31,520	67,971	76,258
	$415,610	$446,198	$329,047	$339,453	$315,715
Weighted average duration in years	5.1	5.1	4.4	3.9	3.9

Five Quarter Loans Held for Investment

(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Consumer loans
Single family residential	$537,174	$506,103	$496,934	$496,741	$502,935
Home equity	147,587	152,924	158,936	167,453	172,205
	684,761	659,027	655,870	664,194	675,140
Commercial loans
Commercial real estate	370,064	391,727	402,139	407,891	410,370
Multifamily residential	47,069	56,328	56,379	58,972	59,092
Construction/land development	83,797	158,552	173,405	213,001	234,062
Commercial business	79,980	68,932	59,831	73,559	77,493
	580,910	675,539	691,754	753,423	781,017
	1,265,671	1,334,566	1,347,624	1,417,617	1,456,157
Net deferred loan fees and discounts	(3,508)	(3,891)	(4,062)	(4,231)	(4,227)
	1,262,163	1,330,675	1,343,562	1,413,386	1,451,930
Allowance for loan losses	(26,910)	(35,204)	(42,689)	(53,167)	(59,692)
	$1,235,253	$1,295,471	$1,300,873	$1,360,219	$1,392,238

Allowance as a % of loans held for investment	2.13%	2.64%	3.18%	3.76%	4.11%

HomeStreet, Inc. and Subsidiaries
Five Quarter Credit Quality Activity

Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Allowance for Credit Losses (roll-forward):
Beginning balance	$35,402	$42,800	$53,386	$60,059	$62,466
Provision for credit losses	2,000	—	—	1,000	2,300
(Charge-offs), net of recoveries	(10,277)	(7,398)	(10,586)	(7,673)	(4,707)
Ending balance	$27,125	$35,402	$42,800	$53,386	$60,059

Nonperfoming assets (NPAs) roll-forward

	Quarter ended
(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Beginning balance	$107,215	$115,056	$159,462	$193,609	$222,981
Additions	13,208	18,776	7,251	20,900	14,246
Reductions:
Charge-offs	(10,277)	(7,398)	(10,586)	(7,673)	(4,707)
OREO sales	(9,804)	(8,878)	(26,037)	(33,814)	(17,590)
OREO writedowns	(5,578)	(2,754)	(3,564)	(8,217)	(4,739)
Principal paydown, payoff advances	(12,037)	(1,321)	(3,871)	(2,437)	(6,024)
Transferred back to accrual status	(9,002)	(6,266)	(7,599)	(2,906)	(10,558)
Total reductions	$(46,698)	$(26,617)	$(51,657)	$(55,047)	$(43,618)
Net additions/(reductions)	(33,490)	(7,841)	(44,406)	(34,147)	(29,372)
Ending balance	$73,725	$107,215	$115,056	$159,462	$193,609

HomeStreet, Inc. and Subsidiaries
Five Quarter Nonperforming Assets by Loan Class

(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Nonaccrual loans:
Consumer loans
Single family residential	$7,530	$14,290	$12,104	$15,469	$16,229
Home equity	1,910	1,853	2,464	2,772	2,620
	9,440	16,143	14,568	18,241	18,849
Commercial loans
Commercial real estate	14,265	9,222	10,184	10,959	10,081
Multifamily residential	—	—	2,394	5,196	5,265
Construction/land development	9,373	49,708	48,387	58,705	53,955
Commercial business	29	502	951	1,993	2,762
	23,667	59,432	61,916	76,853	72,063
Total nonaccrual loans	$33,107	$75,575	$76,484	$95,094	$90,912
Allowance as a % of nonaccrual loans	81.28%	46.58%	55.81%	55.91%	65.66%

Other real estate owned:
Consumer loans
Single family residential	$3,142	$3,243	$6,600	$10,419	$14,287
Home equity	—	—	—	—	229
	3,142	3,243	6,600	10,419	14,516
Commercial loans
Commercial real estate	3,184	284	2,055	2,152	2,152
Multifamily residential	—	—	—	—	—
Construction/land development	34,292	28,113	29,917	51,797	86,029
Commercial business	—	—	—	—	—
	37,476	28,397	31,972	53,949	88,181
Total other real estate owned	$40,618	$31,640	$38,572	$64,368	$102,697

Nonperforming assets
Consumer loans
Single family residential	$10,672	$17,533	$18,704	$25,888	$30,516
Home equity	1,910	1,853	2,464	2,772	2,849
	12,582	19,386	21,168	28,660	33,365
Commercial loans
Commercial real estate	17,449	9,506	12,239	13,111	12,233
Multifamily residential	—	—	2,394	5,196	5,265
Construction/land development	43,665	77,821	78,304	110,502	139,984
Commercial business	29	502	951	1,993	2,762
	61,143	87,829	93,888	130,802	160,244
Total nonperforming assets	$73,725	$107,215	$115,056	$159,462	$193,609
Nonperforming assets to total assets	3.04%	4.53%	5.08%	6.88%	8.67%

HomeStreet, Inc. and Subsidiaries
Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due (1)	Total past due	Current	Total loans

June 30, 2012
Consumer loans
Single family residential	$11,055	$5,302	$40,831	$57,188	$479,986	$537,174
Home equity	753	242	1,910	2,905	144,682	147,587
	11,808	5,544	42,741	60,093	624,668	684,761
Commercial loans
Commercial real estate	—	—	14,265	14,265	355,799	370,064
Multifamily residential	—	—	—	—	47,069	47,069
Construction/land development	—	—	9,373	9,373	74,424	83,797
Commercial business	168	—	29	197	79,783	79,980
	168	—	23,667	23,835	557,075	580,910
	$11,976	$5,544	$66,408	$83,928	$1,181,743	$1,265,671
As a % of total loans	0.95%	0.44%	5.25%	6.63%	93.37%	100.00%

December 31, 2011
Consumer loans
Single family residential	$7,694	$8,552	$47,861	$64,107	$432,827	$496,934
Home equity	957	500	2,464	3,921	155,015	158,936
	8,651	9,052	50,325	68,028	587,842	655,870
Commercial loans
Commercial real estate	—	—	10,184	10,184	391,955	402,139
Multifamily residential	—	—	2,394	2,394	53,985	56,379
Construction/land development	9,916	—	48,387	58,303	115,102	173,405
Commercial business	—	—	951	951	58,880	59,831
	9,916	—	61,916	71,832	619,922	691,754
	$18,567	$9,052	$112,241	$139,860	$1,207,764	$1,347,624
As a % of total loans	1.38%	0.67%	8.33%	10.38%	89.62%	100.00%

(1)
Includes $33.3 million and $35.8 million of single family residential loans past due and still accruing at June 30, 2012 and December 31, 2011 respectively, whose repayments are insured by the FHA or guaranteed by the VA.

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations

Mortgage Servicing Income

	Quarter ended
(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Servicing income, net:
Servicing fees and other	$6,705	$6,436	$6,518	$6,793	$6,736
Changes in fair value of single family MSRs due to modeled amortization (1)	(4,052)	(4,969)	(4,176)	(4,155)	(3,258)
Amortization of multifamily MSRs	(462)	(491)	(366)	(455)	(345)
	2,191	976	1,976	2,183	3,133
Risk management, single family MSRs:
Changes in fair value due to changes in model or assumptions (2)	(15,354)	7,411	(3,910)	(21,986)	(4,194)
Net gain (loss) from derivatives economically hedging MSR	20,254	(514)	7,897	38,335	8,774
	4,900	6,897	3,987	16,349	4,580
Mortgage servicing income	$7,091	$7,873	$5,963	$18,532	$7,713

(1)	Represents changes due to collection/realization of expected cash flows and curtailments over time.

(2)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in interest rates.

Loans Serviced for Others

(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Single family residential
U.S. government agency MBS	$7,061,232	$6,530,578	$6,464,815	$6,217,086	$6,165,052
Other	407,750	416,700	420,470	432,460	437,748
	7,468,982	6,947,278	6,885,285	6,649,546	6,602,800
Commercial
Multifamily	772,473	766,433	758,535	770,401	799,332
Other	56,840	59,370	56,785	57,151	57,690
	829,313	825,803	815,320	827,552	857,022
Total loans serviced for others	$8,298,295	$7,773,081	$7,700,605	$7,477,098	$7,459,822

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Beginning balance	$79,381	$70,169	$67,471	$87,712	$89,947
Originations	10,598	6,723	10,759	5,873	5,187
Purchases	12	47	25	27	30
Changes due to modeled amortization (1)	(4,052)	(4,969)	(4,176)	(4,155)	(3,258)
Net additions and amortization	6,558	1,801	6,608	1,745	1,959
Changes due to changes in model inputs or assumptions (2)	(15,354)	7,411	(3,910)	(21,986)	(4,194)
Ending balance	$70,585	$79,381	$70,169	$67,471	$87,712
Ratio of capitalized MSRs to related loans serviced for others	0.95%	1.14%	1.02%	1.01%	1.33%
Ratio of capitalized value to weighted average servicing fee	282.00%	330.00%	291.00%	292.00%	386.00%

(1)	Represents changes due to collection/realization of expected future cash flows over time

(2)	Principally reflects changes in model assumptions or prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Beginning balance	$7,420	$7,112	$6,612	$6,608	$6,005
Originations	697	799	866	459	948
Amortization	(462)	(491)	(366)	(455)	(345)
Ending balance	$7,655	$7,420	$7,112	$6,612	$6,608
Ratio of capitalized MSRs to related loans serviced for others	0.92%	0.90%	0.87%	0.80%	0.77%
Ratio of capitalized value to weighted average servicing fee	245.00%	241.00%	242.00%	227.00%	222.00%

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Mortgage Banking Activity

	Quarter ended
(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Production volumes:
Single family mortgage originations (1)	$1,068,656	$712,302	$624,111	$478,024	$323,905
Single family mortgage interest rate lock commitments	1,227,245	920,240	543,164	630,919	344,836
Single family mortgage loans sold	962,704	534,310	710,706	370,250	272,090

Multifamily mortgage originations	$35,908	$15,713	$49,071	$26,125	$49,070
Multifamily mortgage loans sold	27,178	31,423	33,461	25,144	47,010

Net gain on mortgage loan origination and sale activities:
Single family:
Secondary marketing gains	$28,709	$16,071	$2,587	$6,374	$950
Provision for repurchase losses	(1,930)	(390)	(12)	(289)	(304)
Net gain from secondary marketing activities	26,779	15,681	2,575	6,085	646
Mortgage servicing rights originated	10,598	6,723	10,758	5,872	5,188
Loan origination and funding fees	7,070	4,944	4,401	3,309	2,350
Total single family	44,447	27,348	17,734	15,266	8,184
Multifamily	1,039	1,162	1,185	500	967
Total net gain on mortgage loan origination and sales activities	$45,486	$28,510	$18,919	$15,766	$9,151

(1)	Represents single family mortgage originations designated for sale during each respective period.

HomeStreet, Inc. and Subsidiaries
Five Quarter Deposits

(in thousands)	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Deposits by Product:
Noninterest bearing accounts - checking and savings	$64,404	$68,245	$69,276	$58,570	$57,375
Interest bearing core deposits:
NOW accounts	170,098	154,670	138,936	145,668	122,995
Statement savings accounts due on demand	88,104	79,438	66,898	59,974	57,685
Money market accounts due on demand	630,798	559,563	499,457	469,289	445,081
Total interest bearing core deposits	889,000	793,671	705,291	674,931	625,761
Total core deposits	953,404	861,916	774,567	733,501	683,136
Certificates of deposit	755,646	890,694	1,033,798	1,094,184	1,183,482
Noninterest bearing accounts - other	195,699	248,023	201,390	229,292	127,037
Total deposits	$1,904,749	$2,000,633	$2,009,755	$2,056,977	$1,993,655

Percent of total deposits:
Noninterest bearing accounts - checking and savings	3.4%	3.4%	3.4%	2.8%	2.9%
Interest bearing core deposits:
NOW accounts	8.9%	7.7%	6.9%	7.1%	6.2%
Statement savings accounts due on demand	4.6%	4.0%	3.3%	2.9%	2.9%
Money market accounts due on demand	33.1%	28.0%	24.9%	22.8%	22.3%
Total interest bearing core deposits	46.6%	39.7%	35.1%	32.8%	31.4%
Total core deposits	50.0%	43.1%	38.5%	35.6%	34.3%
Certificates of deposit	39.7%	44.5%	51.4%	53.2%	59.4%
Noninterest bearing accounts - other	10.3%	12.4%	10.1%	11.2%	6.3%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%